                                                                     Exhibit 5.1


                                   DECHERT LLP
                              30 Rockefeller Plaza
                               New York, NY 10112





August 16, 2005


Chase Mortgage Finance Corporation
194 Wood Avenue South
Iselin, NJ 08830

Ladies and Gentlemen:

We have acted as your counsel in connection with Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (the "Registration Statement") filed on August 16, 2005 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") in respect of Mortgage Pass-Through Certificates ("Certificates") which you plan to offer in series, each series to be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement"), in all material respects relevant hereto substantially in the form of Exhibit 4.1 to the Registration Statement, among Chase Mortgage Finance Corporation (the "Company"), JPMorgan Chase Bank, N.A. or another servicer to be identified in the prospectus supplement for such series of Certificates (the "Servicer" for such series), and a bank, trust company or other entity with trust powers, to be identified in the prospectus supplement for such series of Certificates, as trustee (the "Trustee" for such series).


We have examined originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Company, and such public documents and records, as we have deemed necessary as a basis for the opinions hereinafter expressed.

Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

1. When, in respect of a series of Certificates, a Pooling and Servicing Agreement has been duly authorized by all necessary action and duly executed and delivered by the Company, the Servicer and the Trustee for such series, such Pooling and Servicing Agreement will be a legal and valid obligation of the Company; and

2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the Company, the Servicer and the Trustee for such series, and when the certificates

Chase Mortgage Finance Corporation
August 16, 2005
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of such series of Certificates have been duly executed, countersigned, issued and sold as contemplated in the Registration Statement and the prospectus delivered pursuant to Section 5 of the Act in connection therewith, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

The form of Pooling and Servicing Agreement indicates that it is governed by the laws of the State of New York. We express no opinion as to the law of any jurisdiction other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters", without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement including this Exhibit.


Very truly yours,

DECHERT LLP